                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                     Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                 Series 1996-2

                                                                                                     Distribution Date:   12/15/2003

Section 5.2 - Supplement                                        Class A           Class B         Collateral            Total
------------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                 0.00              0.00              0.00                  0.00

(ii)    Monthly Interest Distributed                          2,740,833.33        160,416.67         63,631.94          2,964,881.94
        Deficiency Amounts                                            0.00              0.00                                    0.00
        Additional Interest                                           0.00              0.00                                    0.00
        Accrued and Unpaid Interest                                                                       0.00                  0.00

(iii)   Collections of Principal Receivables                 79,489,079.32      4,516,424.96      6,322,994.95         90,328,499.23

(iv)    Collections of Finance Charge Receivables             6,580,316.34        373,881.61        523,434.25          7,477,632.21

(v)     Aggregate Amount of Principal Receivables                                                                  35,020,611,346.48

                                         Investor Interest  550,000,000.00     31,250,000.00     43,750,000.00        625,000,000.00
                                         Adjusted Interest  550,000,000.00     31,250,000.00     43,750,000.00        625,000,000.00

                                              Series
        Floating Investor Percentage            1.78%               88.00%             5.00%             7.00%               100.00%
        Fixed Investor Percentage               1.78%               88.00%             5.00%             7.00%               100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                 Current                                                                                                      95.57%
                 30 to 59 days                                                                                                 1.38%
                 60 to 89 days                                                                                                 1.07%
                 90 or more days                                                                                               1.98%
                                                                                                                   -----------------
                                         Total Receivables                                                                   100.00%

(vii)   Investor Default Amount                               2,823,943.54        160,451.34        224,631.87          3,209,026.75

(viii)  Investor Charge-Offs                                          0.00              0.00              0.00                  0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                    0.00              0.00              0.00

(x)     Net Servicing Fee                                       458,333.33         26,041.67         36,458.33            520,833.33

(xi)    Portfolio Yield (Net of Defaulted Receivables) *                                                                       8.40%

(xii)   Portfolio Supplemented Yield                                                                                           8.90%

(xiii)  Reallocated Monthly Principal                                                   0.00              0.00                  0.00

(xiv)   Closing Investor Interest (Class A Adjusted)        550,000,000.00     31,250,000.00     43,750,000.00        625,000,000.00

(xv)    LIBOR                                                                                                               1.12000%

(xvi)   Principal Funding Account Balance                                                                                       0.00

(xvii)  Accumulation Shortfall                                                                                                  0.00

(xviii) Principal Funding Investment Proceeds                                                                                   0.00

(xix)   Principal Investment Funding Shortfall                                                                                  0.00

(xx)    Available Funds                                       6,121,983.01        347,839.94        486,975.92          6,956,798.88

(xxi)   Certificate Rate                                          5.98000%          6.16000%          1.87000%
------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


        By:
               ----------------------------------
        Name:  Patricia M. Garvey
        Title: Vice President

                         Chase Manhattan Bank USA, N.A.
                     Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                 Series 1996-3

                                                                                                     Distribution Date:   12/15/2003

Section 5.2 - Supplement                                        Class A           Class B         Collateral            Total
------------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                 0.00              0.00              0.00                  0.00

(ii)    Monthly Interest Distributed                          2,434,132.89        141,813.47         47,665.69          2,623,612.05
        Deficiency Amounts                                            0.00              0.00                                    0.00
        Additional Interest                                           0.00              0.00                                    0.00
        Accrued and Unpaid Interest                                                                       0.00                  0.00

(iii)   Collections of Principal Receivables                 59,542,089.76      3,383,055.22      4,736,456.64         67,661,601.61

(iv)    Collections of Finance Charge Receivables             4,929,051.76        280,058.26        392,096.41          5,601,206.44

(v)     Aggregate Amount of Principal Receivables                                                                  35,020,611,346.48

                                         Investor Interest  411,983,000.00     23,408,000.00     32,772,440.86        468,163,440.86
                                         Adjusted Interest  411,983,000.00     23,408,000.00     32,772,440.86        468,163,440.86

                                              Series
        Floating Investor Percentage           1.34%                88.00%             5.00%             7.00%               100.00%
        Fixed Investor Percentage              1.34%                88.00%             5.00%             7.00%               100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                 Current                                                                                                      95.57%
                 30 to 59 days                                                                                                 1.38%
                 60 to 89 days                                                                                                 1.07%
                 90 or more days                                                                                               1.98%
                                                                                                                   -----------------
                                         Total Receivables                                                                   100.00%

(vii)   Investor Default Amount                               2,115,303.15        120,187.04        168,268.22          2,403,758.41

(viii)  Investor Charge-Offs                                          0.00              0.00              0.00                  0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                    0.00              0.00              0.00

(x)     Net Servicing Fee                                       343,319.17         19,506.67         27,310.37            390,136.20

(xi)    Portfolio Yield (Net of Defaulted Receivables) *                                                                       8.40%

(xii)   Portfolio Supplemented Yield                                                                                           9.92%

(xiii)  Reallocated Monthly Principal                                                   0.00              0.00                  0.00

(xiv)   Closing Investor Interest (Class A Adjusted)        411,983,000.00     23,408,000.00     32,772,440.86        468,163,440.86

(xv)    LIBOR                                                                                                               1.12000%

(xvi)   Principal Funding Account Balance                                                                                       0.00

(xvii)  Accumulation Shortfall                                                                                                  0.00

(xviii) Principal Funding Investment Proceeds                                                                                   0.00

(xix)   Principal Investment Funding Shortfall                                                                                  0.00

(xx)    Available Funds                                       4,585,732.59        260,551.60        364,786.05          5,211,070.24

(xxi)   Certificate Rate                                          7.09000%          7.27000%          1.87000%
------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


        By:
               ----------------------------------
        Name:  Patricia M. Garvey
        Title: Vice President